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                                                                      EXHIBIT 21

                                SUBSIDIARIES OF

                             WHITTAKER CORPORATION

                            A DELAWARE CORPORATION

                             as of January 1, 1999

                                                               PLACE OF
                                                               --------
NAME OF COMPANY                                             INCORPORATION
---------------                                             -------------

U.S. SUBSIDIARIES
-----------------

Aviant Information, Inc.                                    California
Metropolitan Financial Services Corporation                 Colorado
Park Chemical Company                                       Michigan
Whittaker Communications, Inc.                              California
Whittaker Controls, Inc.                                    California
Whittaker Corp.                                             Maine
Whittaker Development Co.                                   Delaware
Whittaker Ordnance, Inc.                                    Delaware
Whittaker Technical Products, Inc.                          Colorado


FOREIGN SUBSIDIARIES
--------------------

Whittaker Communications Limited                            England